Exhibit 3.23
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MID-MISSOURI HOLDING CORP.
          Mid-Missouri Holding Corp. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
          A. The name of the Corporation is Mid-Missouri Holding Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 23, 1999.
          B. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of Delaware, this Amended and Restated Certificate of Incorporation of Mid-Missouri Holding Corp. restates and integrates and amends the provisions of the Certificate of Incorporation of the Corporation.
          C. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
ARTICLE FIRST
          The name of the corporation (herein called the “Corporation”) is Mid-Missouri Holding Corp.

ARTICLE SECOND
          The address of the registered office of the Corporation in the State of Delaware is 9 East Lookerman Street, City of Dover, County of Kent, 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.
ARTICLE THIRD
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOURTH
          The total number of shares of all classes of stock which this corporation shall have authority to issue is 2,000, consisting of 1,000 shares of Common Stock, $0.01 par value (hereinafter referred to as the “Common Stock”), and 1,000 shares of Preferred Stock, $.01 par value (hereinafter referred to as the “Preferred Stock”), the rights, preferences and limitations of which shall be determined by the Board of Directors.
          The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.
     (a) Common Stock. Except where otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by resolution of the Board of Directors pursuant to this Article FOURTH, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. All holders of Common Stock issued

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and outstanding shall have and possess the exclusive right to notice of stockholders’ meetings. Each share of Common Stock shall entitle the holder thereof to cast one vote. Subject to the rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of this corporation legally available for the payment of such dividends.
          (b) Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.
ARTICLE FIFTH
          The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the Bylaws of the Corporation. The election of directors of the Corporation need not be by ballot unless the Bylaws so require.

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ARTICLE SIXTH
          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE SEVENTH
          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:
     (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:
     (i) to make, alter, amend or repeal the Bylaws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

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     (ii) without the assent or vote of the stockholders, to authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;
     (iii) to determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and
     (iv) to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.
     In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the Bylaws of the Corporation.
     (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the Bylaws of the Corporation.
     (c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the

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time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).
ARTICLE EIGHTH
          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
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          IN WITNESS WHEREOF, the undersigned duly authorized officer of Mid-Missouri Holding Corp. has executed this Amended and Restated Certificate of Incorporation on this 15th day of November, 1999.

MID-MISSOURI HOLDING CORP.
By:	/s/ Stephen A. Baker
	Name:	Stephen A. Baker
	Title:	Vice-President

CERTIFICATE OF DESIGNATIONS,
POWERS, PREFERENCES
AND RIGHTS OF
SERIES A PREFERRED STOCK
OF
MID-MISSOURI HOLDING CORP.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

          Mid-Missouri Holding Corp., a Delaware corporation (the “Corporation”), hereby certifies that Pursuant to authority conferred upon the board of directors of the Corporation (the “Board”) by the Amended and Restarted Certificate of Incorporation of the Corporation, and Pursuant to section 151 of the Delaware General Corporation Law, the Board, by Unanimous Written Consent in Lieu of a Meeting pursuant to Section 141(f) of the Delaware General Corporation Law, adopted the following resolution:
          RESOLVED, that one series of the class of authorized preferred stock, $.01 par value of the Corporation is hereby created and that the designations, powers, preference, and relative participating optional or other special rights of the shares of such series, and qualifications, limitations or restrictions thereof, are hereby fixed as follows:
     1. NUMBER OF SHARES AND DESIGNATIONS.
          One Thousand (1,000) shares of the Corporation’s authorized preferred stock, $.01 par value, are hereby designated the “Series A Preferred Stock.”
     2. VOTING RIGHTS
          Except as otherwise required by law, this Certificate of Designation or the Amended and Restated Certificate of Incorporation, the holders of Series A Preferred Stock shall not be entitled to voting rights.
     3. CONVERSION RIGHTS
          The Series A Preferred Stock shall not be convertible into any other class or series of capital stock of the Corporation.

     4. DISTRIBUTIONS
          The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, out of funds legally available therefor, cumulative dividends on the shares of the Series A Preferred Stock at the rate of 10% per annum, payable quarterly on March 31 June 30 September 30 and December 31 of each year. Dividends on the Series A Preferred Stock shall be payable solely in cash and in preference to and in priority over dividends on any other class or series of capital stock of the Corporation currently existing or hereinafter authorized.
          Except as set forth in this Certificate of Designation, or to the extent approval is provided in writing by the holders of two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital or make any distribution of assets to its stockholders, except that the Corporation may: (i) issue Common Stock in order to effect a stock split of, or declare or pay any dividend payable solely in shares of Common Stock on, the Common Stock; (ii) comply with any specific provision of the terms of any subsequently designated series of Preferred Stock approved by the holders of the Series A Preferred Stock as provided for herein; or (iii) redeem or repurchase any stock of any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or restricted stock purchase agreement approved by the Board pursuant to which the Corporation has the right or obligation to repurchase (in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship) vested shares at no more than their fair market value.
     5. LIQUIDATION, DISSOLUTION OR WINDING UP
          In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or Involuntary, or in the event of its insolvency, before any distribution or payment is made to any stockholders of the Corporation out of the remaining assets of the Corporation available for distribution to its stockholders, the holders of the Series A Preferred Stock shall be entitled to an amount in respect of each share of Series A Preferred Stock equal to ten thousand dollars ($10,000) (the “Liquidation Amount”), plus any accrued but unpaid dividends thereon, before any distribution shall be made to the holders of any other class or series of capital stock of the Corporation currently existing or hereinafter authorized; provided, however, that such Liquidation Amount shall be subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock.
          If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the stockholders shall be insufficient to pay all of the holders of Series A Preferred Stock the full Liquidation Amount to which they otherwise would be entitled, the holders of Series A Preferred Stock shall share in any distribution of assets pro rata in proportion to the respective Liquidation Amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Preferred Stock if all Liquidation Amounts with respect to such shares were paid in full.

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     6. TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER, OR SALE OF ASSETS.
          Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a party, and any sale of all or substantially all of the assets or stock of the Corporation, shall be regarded, at the option of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of Section 5.
     7. REDEMPTION
          The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation or the holders of the Series A Preferred Stock at the Liquidation Amount at any time.
          The Corporation shall redeem all outstanding shares of Series A Preferred Stock at the Liquidation Amount on November 17, 2015, out of funds legally available therefor.
     8. RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION
          The Corporation shall not take any corporate action or amend its Certificate of Incorporation without the approval of at least two-Thirds of the then outstanding shares of Series A Preferred Stock voting as a single class, each share of Series A Preferred Stock to be entitled to one vote in each such instance, if such corporate action or amendment would change or have an adverse affect on any of the rights, preferences, privileges of or limitations provided for herein for the benefit of the holders of the Series A Preferred Stock.
     9. NOTICES OF RECORD DATE.
          In the event of:
          (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right,
          (ii) any capital reorganization of the Corporation, any raclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or
          (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation

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     then and in each such event the Corporation shall mail or cause to be filed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such divided, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the date specified in such notice on which action is being taken.
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          IN WITNESS WHEREOF, the undersigned duly authorized officer of Mid-Missouri Holding Corp. has executed this Certificate of Designations on this 15th day of November, 1999.

MID-MISSOURI HOLDING CORP.
By:	/s/ Stephen A. Baker
	Name:	Stephen A. Baker
	Title:	Vice-President

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MID-M1SSOURI HOLDING CORP.
(a Delaware corporation originally incorporated on March 23, 1999)
(Dated as of March 1, 2001)
     The undersigned officer of Mid-Missouri Holding Corp. (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST. That the Board of Directors of the Corporation, acting pursuant to a unanimous written consent of Directors in lieu of a meeting, adopted resolutions proposing and approving, subject to the approval of the stockholders of the Corporation, an amendment of the Amended and Restated Certificate of Incorporation of the Corporation to delete the first paragraph of Article Fourth in its entirety and to substitute in lieu thereof the following new paragraph which reads in its entirety as follows:
     “The total number of shares of stock which this corporation shall have the authority to issue is Ten Million (10,000,000) shares, consisting of Ten Million (10,000,000) Shares of Common Stock, $.01 par value (hereinafter referred to as the “Common Stock”).”
     SECOND. That the stockholders of the Corporation, acting pursuant to a unanimous written consent of stockholders in lieu of a meeting, approved the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     TH1RD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of the date first written above.

MID-MISSOURI HOLDING CORP.
By:	/s/ William K. Luby
	Name:	William K. Luby
	Title:	Vice President

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE
The Board of Directors of
Mid-Missouri Holding Corp.                    ,

a Delaware Corporation, on this           23rd           day of           March           , A.D.    1998   , do hereby resolve and order that this location of the Registered Office of this Corporation within this State be, and the same hereby is:
615 South DuPont Highway

                              City of Dover                                                             County of Kent                                         19901
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is:
National Corporate Research, Ltd.                              ,

,

a Corporation of Delaware does hereby certify that the foregoing is a true copy of a resolution adopted by the unanimous Written Consent of the Board of Directors.
     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the      17th      day of      December     , A.D.,      2004     .

By:	/s/ Michael D. Weaver
Authorized Officer

Name:	Mike Weaver
Print or Type
Title:	Chief Executive Officer

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS
Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Mid-Missouri Holding Corp., and the name of the corporation being merged into this surviving corporation is Otelco Merger Subsidiary, Inc.
SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.
THIRD: The name of the surviving corporation is Mid-Missouri Holding Corp., a Delaware corporation.
FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
FIFTH: The Agreement and Plan of Merger is on file at 215 Roe Street, Pilot Grove, MO 65276, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.
IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 21st day of December, 2004.

By:	/s/ Denise M. Day
	Name:	Denise M. Day
	Title:	Co-President

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of the date first written above.

MID-M1SSOURI HOLDING CORP.

By:	/s/ William K. Luby

Name: William K. Luby
Title: Vice President

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MID-MISSOURI HOLDING CORP.
(dated January 3, 2005)
     The undersigned officer of Mid-Missouri Holding Corp., a Delaware corporation (the “Company”), DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of the Company, acting pursuant to a unanimous written consent of the Board of Directors in lieu of a meeting, adopted resolutions proposing, approving and advising, subject to the approval of the sole stockholder of the Company, an amendment to the Amended and Restated Certificate of Incorporation of the Company to delete Article Eighth thereof in its entirety and to substitute in lieu thereof the following new Article Eighth, which reads in its entirety as follows:
     “Intentionally omitted.”
SECOND: That the sole stockholder of the Company, acting pursuant to a written action of sole stockholder in lieu of a meeting, approved the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.
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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation as of the date first written above.

MID-MISSOURI HOLDING CORP.

By:	/s/ Michael D. Weaver

Name:	Michael D. Weaver
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE
OF
INCORPORATION OF MID-MISSOURI HOLDING CORP.
(dated February 17, 2005)
     The undersigned officer of Mid-Missouri Holding Corp., a Delaware corporation (the “Company”), DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of the Company, acting pursuant to the unanimous written consent of the Board of Directors in lieu of a meeting, adopted resolutions proposing, approving and advising, subject to the approval of the sole stockholder of the Company, an amendment to the Amended and Restated Certificate of Incorporation of the Company to delete Article Fourth in its entirety and to substitute in lieu thereof the following new Article Fourth which reads in its entirety as follows:
     “The total number of shares of stock which this corporation shall have the authority to issue is One Hundred (100) shares, consisting of One-Hundred (100) Shares of Common Stock, $.01 par value (hereinafter referred to as the “Common Stock”).”
SECOND: That the sole stockholder of the Company, acting pursuant to the unanimous written consent of the sole stockholder in lieu of a meeting, approved the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of the date first written above.

MID-MISSOURI HOLDING CORP.

By:	/s/ Michael D. Weaver

Name:	Michael D. Weaver
Title:	Chief Executive Officer